EXHIBIT 99.1

Zoetis Reports Second Quarter 2016 Results

•	For Second Quarter 2016, Zoetis Reports Revenue of $1.2 Billion, Growing 3%, and Net Income of $224 Million, or $0.45 per Diluted Share, on a Reported Basis

•	Zoetis Reports Adjusted Net Income of $246 Million, or Adjusted Diluted EPS of $0.49, for Second Quarter 2016

•	Zoetis Delivers 6% Operational Growth in Revenue and 22% Operational Growth in Adjusted Net Income, Excluding Foreign Exchange, for Second Quarter 2016

•	Zoetis Increases Full Year 2016 Revenue Guidance to $4.800 - $4.900 Billion and Diluted EPS to $1.52 - $1.63 on a Reported Basis, or $1.86 - $1.93 on an Adjusted Basis

FLORHAM PARK, N.J. - Aug. 3, 2016 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2016 and increased its revenue and adjusted net income guidance for full year 2016.

The company reported revenue of $1.2 billion for the second quarter of 2016, an increase of 3% compared with the second quarter of 2015. Net income for the second quarter of 2016 was $224 million, or $0.45 per diluted share, compared with a net loss of $37 million for the second quarter of 2015, on a reported basis.

Adjusted net income1 for the second quarter of 2016 was $246 million, or $0.49 per diluted share, an increase of 14%. Adjusted net income for the second quarter of 2016 excludes the net impact of $22 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the second quarter of 2016 increased 6%, excluding the impact of foreign currency. Adjusted net income for the second quarter of 2016 increased 22% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“We have continued our positive momentum through the first half of the year based on the strengths of our diverse portfolio and dedicated Zoetis colleagues,” said Zoetis Chief Executive Officer Juan

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Ramón Alaix. “In the second quarter, we delivered 6% operational revenue growth, driven by strong sales of our companion animal products and the positive performance of the U.S. cattle business. We also grew adjusted net income significantly faster than revenue - 22% operationally - as cost controls and efficiency improvements are progressing.

“We also continue to reap the benefits of a productive, world-class R&D organization focused on new discoveries like APOQUEL and SIMPARICA, as well as lifecycle innovations across our approximately 300 product lines,” said Alaix. “Our investments in internal R&D and external business development opportunities have us well-positioned as the world leader in animal health today and into the future.”

“We’ve made a number of operational efficiency changes over the last year that have and will negatively impact our reported revenue growth in 2016. However, our go-forward product portfolio and revised international footprint delivered strong revenue growth in the second quarter and over the first half of 2016,” said Paul Herendeen, Executive Vice President and Chief Financial Officer of Zoetis. “These efficiency improvements and our execution of new product launches have us on track to achieve our updated financial guidance for 2016 and improve our profitability for the long term.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its business across two regional operating segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs. In the second quarter of 2016:

•
Revenue in the U.S. segment was $594 million, an increase of 10% compared with the second quarter of 2015. Sales of companion animal products grew 17%, due primarily to increased sales of APOQUEL® and several new product launches, including SIMPARICA™. Livestock revenue grew 2%, driven by increased sales of our cattle products as a result of improving market conditions and expanding herd sizes. Livestock revenue growth was partially offset by product rationalizations as part of the company’s operational efficiency initiative that impacted poultry and swine; swine also declined due to increased competition.

•
Revenue in the International segment was $602 million, a decrease of 3% on a reported basis and an increase of 2% operationally compared with the second quarter of 2015. Sales of companion animal products grew 2% on a reported basis and 6% operationally, driven primarily by sales of APOQUEL across a variety of markets and growth in China, primarily from the company’s vaccines portfolio. Growth in companion animal products was partially offset by product rationalizations as a result of the company’s operational efficiency initiative and business reductions in Venezuela. Sales of livestock products decreased 5% on a reported basis and grew 1% operationally, primarily from the addition of revenue from PHARMAQ and growth in China due to favorable market conditions in the swine market. Poultry and cattle products declined primarily due to business reductions in

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Venezuela and India, in addition to product rationalizations as a result of the company’s operational efficiency initiative.

Zoetis continues to drive demand and strengthen its diverse portfolio of products through lifecycle innovations, strong customer relationships and access to new markets and technologies. The company is focused on improving the performance and delivery of its current product lines; expanding product indications across species; pursuing approvals in new geographies; and developing and marketing innovative medicines, treatments and solutions for emerging diseases and unmet customer needs. Some recent highlights include:

•	On the companion animal side, Zoetis strengthened its vaccine portfolio, expanding its VERSICAN® Plus and VANGUARD® vaccine franchises with new approvals in Europe and Canada.

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VERSICAN Plus, a combination vaccine for dogs containing nine vaccine antigens that help protect against ten canine diseases, was first approved in the European Union in 2014, and this quarter received additional approvals in the United Kingdom, Denmark, Sweden and the Netherlands for smaller combinations of the vaccine. These smaller combinations provide veterinarians with further flexibility to tailor their vaccination programs to meet the needs of their patients. Additionally, VERSICAN Plus Rabies gained approval for a new claim - three years duration of immunity - in the European Union.

◦
VANGUARD® B Oral and VANGUARD® crLyme vaccines were approved in Canada. These vaccines, which were granted United States Department of Agriculture (USDA) licensure in December 2015, help protect against Bordetella bronchiseptica, a common pathogen in canine infectious respiratory disease, and Borrelia burgdorferi, the causative agent of Lyme disease in dogs.

•
Zoetis also gained approval in Spain for a livestock variation of its WITNESS® diagnostic test kits. This product delivers accurate, fast and clear point-of-care results facilitating timely and informed diagnoses of intestinal disease in cattle, without disrupting clinical consultation.

•
On the livestock side, the company received approval of a new label claim in Europe for DRAXXIN® (tulathromycin) and DRAXXIN® 25 (tulathromycin injection), one of the company’s largest global product lines, which was first introduced in 2005. This injectable anti-infective is an effective tool for treating swine respiratory disease, and can now also be used to treat respiratory diseases caused by Bordetella bronchiseptica infections in swine.

•
Zoetis also continues to pursue partnerships that can help broaden and strengthen its product portfolio. In May, Zoetis launched SILEO® (dexmedetomidine oromucosal gel), the first and only medication approved by the U.S. Food and Drug Administration (FDA) for treatment of noise aversion in dogs. SILEO is available from veterinarians by prescription and can be safely administered at home by pet owners to help calm dogs without sedating them. Zoetis markets and distributes SILEO in the U.S. under an exclusive agreement with Orion Corporation, Orion Pharma Finland, which developed and manufactures SILEO.

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FINANCIAL GUIDANCE
Zoetis' guidance for the full year 2016 has been increased to reflect the company’s strong performance in the first half of the year, the continued strength of its business model, and its confidence in the outlook for the remainder of the year. The company’s guidance for the full year 2016 is the following:

•	Revenue of between $4.800 billion to $4.900 billion

•	Reported diluted EPS for the full year of between $1.52 to $1.63 per share

•	Adjusted diluted EPS for the full year between $1.86 to $1.93 per share

Additional guidance on other items such as expenses and tax rate is included in the financial tables and will be discussed on the company's conference call this morning. This guidance reflects foreign exchange rates as of late July.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (EDT) today, during which company executives will review second quarter 2016 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Aug. 3, 2016.

About Zoetis
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products and genetic tests and supported by a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2015, the company generated annual revenue of $4.8 billion with approximately 9,000 employees. For more information, visit www.zoetis.com.

1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted

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earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Second Quarter			Six Months
	2016	2015	% Change	2016	2015	% Change
Revenue	$1,208	$1,175	3	$2,370	$2,277	4
Costs and expenses:
Cost of sales(b)	399	427	(7)	788	821	(4)
Selling, general and administrative expenses(b)	343	379	(9)	658	733	(10)
Research and development expenses(b)	88	84	5	178	164	9
Amortization of intangible assets(c)	22	15	47	43	30	43
Restructuring (benefits)/charges and certain acquisition-related costs	(21)	266	*	(19)	267	*
Interest expense	41	29	41	84	57	47
Other (income)/deductions–net	4	2	100	(26)	2	*
Income/(Loss) before provision for taxes on income	332	(27)	*	664	203	*
Provision for taxes on income	108	9	*	236	74	*
Net income/(loss) before allocation to noncontrolling interests	224	(36)	*	428	129	*
Less: Net income attributable to noncontrolling interests	—	1	(100)	—	1	(100)
Net income/(loss) attributable to Zoetis	$224	$(37)	*	$428	$128	*

Earnings/(Loss) per share—basic	$0.45	$(0.07)	*	$0.86	$0.26	*

Earnings/(Loss) per share—diluted	$0.45	$(0.07)	*	$0.86	$0.25	*

Weighted-average shares used to calculate earnings per share
Basic	496.3	500.2		496.9	500.7
Diluted	498.8	500.2		499.2	502.9

* Calculation not meaningful.

(a)
The condensed consolidated statements of income present the three and six months ended July 3, 2016, and June 28, 2015. Subsidiaries operating outside the United States are included for the three and six months ended May 29, 2016 and May 24, 2015.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended July 3, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)		Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$1,208	$—	$—		$—	$1,208
Cost of sales(c)	399	(8)	—		(3)	388
Gross profit	809	8	—		3	820
Selling, general and administrative expenses(c)	343	(2)	—		(10)	331
Research and development expenses(c)	88	—	—		—	88
Amortization of intangible assets(d)	22	(18)	—		—	4
Restructuring (benefits)/charges and certain acquisition-related costs	(21)	—	(2)	—	23	—
Interest expense	41	—	—		—	41
Other (income)/deductions–net	4	—	—		(6)	(2)
Income before provision for taxes on income	332	28	2		(4)	358
Provision for taxes on income	108	10	1		(7)	112
Net income attributable to Zoetis	224	18	1		3	246
Earnings per common share attributable to Zoetis–diluted(e)	0.45	0.04	—		—	0.49

	Quarter ended June 28, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)		Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$1,175	$—	$—		$—	$1,175
Cost of sales(c)	427	(3)	—		(18)	406
Gross profit	748	3	—		18	769
Selling, general and administrative expenses(c)	379	—	—		(36)	343
Research and development expenses(c)	84	(1)	—		—	83
Amortization of intangible assets(d)	15	(11)	—		—	4
Restructuring charges and certain acquisition-related costs	266	—	(3)		(263)	—
Interest expense	29	—	—		—	29
Other (income)/deductions–net	2	—	(1)		(2)	(1)
Income before provision for taxes on income	(27)	15	4		319	311
Provision for taxes on income	9	3	—		82	94
Income/(Loss) from continuing operations	(36)	12	4		237	217
Net income attributable to noncontrolling interests	1	—	—		—	1
Net income/(loss) attributable to Zoetis	(37)	12	4		237	216
Earnings/(Loss) per common share attributable to Zoetis–diluted(e)	(0.07)	0.02	0.01		0.47	0.43

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six months ended July 3, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)		Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$2,370	$—	$—		$—	$2,370
Cost of sales(c)	788	(15)	—		(7)	766
Gross profit	1,582	15	—		7	1,604
Selling, general and administrative expenses(c)	658	(3)	—		(24)	631
Research and development expenses(c)	178	(1)	—		—	177
Amortization of intangible assets(d)	43	(35)	—		—	8
Restructuring (benefits)/charges and certain acquisition-related costs	(19)	—	(2)	—	21	—
Interest expense	84	—	—		—	84
Other (income)/deductions–net	(26)	—	(1)		27	—
Income before provision for taxes on income	664	54	3		(17)	704
Provision for taxes on income	236	27	(1)		(43)	219
Net income attributable to Zoetis	428	27	4		26	485
Earnings per common share attributable to Zoetis–diluted(e)	0.86	0.05	0.01		0.05	0.97

	Six months ended June 28, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)		Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$2,277	$—	$—		$—	$2,277
Cost of sales(c)	821	(5)	—		(25)	791
Gross profit	1,456	5	—		25	1,486
Selling, general and administrative expenses(c)	733	—	—		(70)	663
Research and development expenses(c)	164	(1)	—		—	163
Amortization of intangible assets(d)	30	(22)	—		—	8
Restructuring charges and certain acquisition-related costs	267	—	(4)		(263)	—
Interest expense	57	—	—		—	57
Other (income)/deductions–net	2	—	(1)		(2)	(1)
Income before provision for taxes on income	203	28	5		360	596
Provision for taxes on income	74	10	(2)		90	172
Income from continuing operations	129	18	7		270	424
Net income attributable to noncontrolling interests	1	—	—		—	1
Net income attributable to Zoetis	128	18	7		270	423
Earnings per common share attributable to Zoetis–diluted(e)	0.25	0.04	0.01		0.54	0.84

(a)
The condensed consolidated statements of income present the three and six months ended July 3, 2016, and June 28, 2015. Subsidiaries operating outside the United States are included for the three and six months ended May 29, 2016 and May 24, 2015.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not

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be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(c)	Exclusive of amortization of intangible assets, except as discussed in footnote (d) below.

(d)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(e)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Second Quarter		Six Months
	2016	2015	2016	2015
Integration costs(a)	$2	$3	$2	$4
Other(b)	—	1	1	1
Total acquisition-related costs—pre-tax	2	4	3	5
Income taxes(c)	1	—	(1)	(2)
Total acquisition-related costs—net of tax	$1	$4	$4	$7

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring (benefits)/charges and certain acquisition-related costs.

(b)	Included in Other (income)/deductions—net.

(c)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate, as well as a tax charge related to the acquisition of certain assets of Abbott Animal Health.

Certain amounts may reflect rounding adjustments.
(2) Certain significant items include the following:

	Second Quarter		Six Months
	2016	2015	2016	2015
Operational efficiency initiative(a)	$(17)	$263	$(45)	$273
Supply network strategy(b)	8	15	11	20
Other restructuring charges and cost-reduction/productivity initiatives(c)	(1)	—	(1)	—
Stand-up costs(d)	5	39	17	62
Other(e)	1	2	1	5
Total certain significant items—pre-tax	(4)	319	(17)	360
Income taxes(f)	(7)	82	(43)	90
Total certain significant items—net of tax	$3	$237	$26	$270

(a)
For the three months ended July 3, 2016, represents a reduction in employee termination accruals ($30 million benefit) and an increase in exit costs ($2 million), included in Restructuring (benefits)/charges and certain acquisition-related costs, accelerated depreciation of $1 million and consulting fees of $4 million, included in Selling, general and administrative expenses, and a $6 million net loss related to divestitures, included in Other (income)/deductions—net. For the six months ended July 3, 2016, represents a reduction in employee termination accruals ($29 million benefit) and an increase in exit costs ($3 million), included in Restructuring (benefits)/charges and certain acquisition-related costs, accelerated depreciation of $1 million and consulting fees of $7 million, included in Selling, general and administrative expenses, and a $27 million net gain related to divestitures, included in Other (income)/deductions—net. The three and six months ended June 28, 2015, represents restructuring charges of $253 million related to employee termination costs ($228 million) and asset impairments ($25 million), included in Restructuring (benefits)/charges and certain acquisition-related costs. Additionally, the three and six months ended June 28, 2015 include consulting fees of $10 million and $20 million, respectively, included in Selling, general and administrative expenses.

(b)
For the three and six months ended July 3, 2016, represents restructuring charges of $6 million related to employee termination costs, included in Restructuring (benefits)/charges and certain acquisition-related costs, and accelerated depreciation charges of $1 million and $2 million, respectively, and consulting fees of $1 million and $3 million, respectively, included in Cost of sales. For the three and six months ended June 28, 2015, represents restructuring charges of $10 million related to employee termination costs ($9 million) and asset impairments ($1 million), included in Restructuring (benefits)/charges and certain acquisition-related costs. Additionally, the three and six months ended June 28, 2015, include consulting fees of $5 million and $10 million, respectively, included in Cost of sales.

(c)	Included in Restructuring (benefits)/charges and certain acquisition-related costs.

(d)
Represents certain nonrecurring costs related to becoming an independent public company, such as the creation of standalone systems and infrastructure, site separation, new branding (including changes to the manufacturing process for required new packaging), and certain legal registration and patent assignment costs. For the three and six months ended July 3, 2016, included in Cost of sales ($1 million and $2 million, respectively) and Selling, general and administrative expenses ($4 million and $15 million, respectively). For the three and six months ended June 28, 2015, included in Cost of sales ($12 million and $14 million, respectively) and Selling, general and administrative expenses ($27 million and $48 million, respectively).

(e)
The three and six months ended July 3, 2016, represents costs associated with changes to our operating model in Selling, general and administrative expenses. The three and six months ended June 28, 2015, includes an impairment of IPR&D assets related to a discontinued canine oncology project ($2 million) in Other (income)/deductions—net. The six months ended June 28, 2015, also includes charges due to unusual investor-related activities ($3 million) in Selling, general and administrative expenses.

(f)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. The three and six months ended July 3, 2016, also includes a net tax charge of approximately $3 million and $38 million, respectively, related to the impact of the European Commission’s negative decision on the excess profits

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rulings in Belgium. These net charges relate to the Belgium government's recovery of prior tax benefits for the periods 2013 through 2015 offset by the revaluation of the company’s deferred tax assets and liabilities using the rates expected to be in place at the time of the reversal. These net charges do not include any benefits associated with a successful appeal of the decision.
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME (a)
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$388	$406	(4)%	—%	(4)%
as a percent of revenue	32.1%	34.6%	NA	NA	NA
Adjusted SG&A expenses	331	343	(3)%	(2)%	(1)%
Adjusted R&D expenses	88	83	6%	(1)%	7%
Adjusted net income attributable to Zoetis	246	216	14%	(8)%	22%

	Six Months		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$766	$791	(3)%	(2)%	(1)%
as a percent of revenue	32.3%	34.7%	NA	NA	NA
Adjusted SG&A expenses	631	663	(5)%	(4)%	(1)%
Adjusted R&D expenses	177	163	9%	(2)%	11%
Adjusted net income attributable to Zoetis	485	423	15%	(10)%	25%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three and six months ended July 3, 2016, and June 28, 2015, are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2016 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2016
Revenue	$4,800 to $4,900
Operational growth(a)	3% to 5%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 33%
Adjusted SG&A expenses(b)	$1,290 to $1,330
Adjusted R&D expenses(b)	$360 to $380
Adjusted interest expense and other (income)/deductions(b)	Approximately $170
Adjusted EBIT margin(b)	31% to 32%
Effective tax rate on adjusted income(b)	Approximately 32%
Adjusted diluted EPS(b)	$1.86 to $1.93
Adjusted net income(b)	$930 to $965
Operational growth(a)	10% to 14%
Certain significant items(c) and acquisition-related costs	$40 to $70
Reported diluted EPS	$1.52 to $1.63

A reconciliation of 2016 adjusted net income and adjusted diluted EPS guidance to 2016 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2016 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(b) guidance	~$930 - $965	~$1.86 - $1.93
Purchase accounting adjustments	~(60)	~(0.12)
Certain significant items(c) and acquisition-related costs	~(90 - 110)	~(0.18 - 0.22)
Reported net income attributable to Zoetis/diluted EPS guidance	~$760 - $815	~$1.52 - $1.63

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense and adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(c)
Primarily includes certain nonrecurring costs related to restructuring, net gains/losses on sales of assets, and other charges for the operational efficiency initiative and supply network strategy, becoming an independent public company, such as the creation of standalone systems and infrastructure, site separation, new branding (including changes to the manufacturing process for required new packaging), and certain legal registration and patent assignment costs.

13 |

ZOETIS INC.
2017 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2017
Revenue	$5,075 to $5,275
Operational growth(a)	5% to 9%
Adjusted cost of sales as a percentage of revenue(b)	32% to 33%
Adjusted SG&A expenses(b)	$1,250 to $1,340
Adjusted R&D expenses(b)	$360 to $380
Adjusted interest expense and other (income)/deductions(b)	Approximately $150
Adjusted EBIT margin(b)	Approximately 34%
Effective tax rate on adjusted income(b)	Approximately 30%
Adjusted diluted EPS(b)	$2.24 to $2.38
Adjusted net income(b)	$1,120 to $1,190
Operational growth(a)	18% to 26%
Certain significant items(c) and acquisition-related costs	$50 to $80
Reported diluted EPS	$2.01 to $2.19

A reconciliation of 2017 adjusted net income and adjusted diluted EPS guidance to 2017 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2017 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(b) guidance	~$1,120 - $1,190	~$2.24 - $2.38
Purchase accounting adjustments	~(60)	~(0.12)
Certain significant items(c) and acquisition-related costs	~(35 - 55)	~(0.07 - 0.11)
Reported net income attributable to Zoetis/diluted EPS guidance	~$1,005 - $1,095	~$2.01 - $2.19

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense, adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(c)
Primarily includes certain nonrecurring costs related to restructuring, net gains/losses on sales of assets, and other charges for the operational efficiency initiative and supply network strategy, becoming an independent public company, such as the creation of standalone systems and infrastructure, site separation, new branding (including changes to the manufacturing process for required new packaging), and certain legal registration and patent assignment costs.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$673	$690	(2)%	(3)%	1%
Companion Animal	523	471	11%	(2)%	13%
Contract Manufacturing	12	14	(14)%	2%	(16)%
Total Revenue	$1,208	$1,175	3%	(3)%	6%

U.S.
Livestock	$262	$256	2%	—%	2%
Companion Animal	332	283	17%	—%	17%
Total U.S. Revenue	$594	$539	10%	—%	10%

International
Livestock	$411	$434	(5)%	(6)%	1%
Companion Animal	191	188	2%	(4)%	6%
Total International Revenue	$602	$622	(3)%	(5)%	2%

Livestock:
Cattle	$366	$372	(2)%	(5)%	3%
Swine	150	162	(7)%	(2)%	(5)%
Poultry	118	138	(14)%	(3)%	(11)%
Fish	22	—	—	—	—
Other	17	18	(6)%	1%	(7)%
Total Livestock Revenue	$673	$690	(2)%	(3)%	1%

Companion Animal:
Horses	$36	$42	(14)%	(2)%	(12)%
Dogs and Cats	487	429	14%	(1)%	15%
Total Companion Animal Revenue	$523	$471	11%	(2)%	13%

* Calculation not meaningful.

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

15 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$1,356	$1,405	(3)%	(5)%	2%
Companion Animal	989	848	17%	(3)%	20%
Contract Manufacturing	25	24	4%	(3)%	7%
Total Revenue	$2,370	$2,277	4%	(5)%	9%

U.S.
Livestock	$550	$555	(1)%	—%	(1)%
Companion Animal	626	505	24%	—%	24%
Total U.S. Revenue	$1,176	$1,060	11%	—%	11%

International
Livestock	$806	$850	(5)%	(10)%	5%
Companion Animal	363	343	6%	(7)%	13%
Total International Revenue	$1,169	$1,193	(2)%	(9)%	7%

Livestock:
Cattle	$743	$769	(3)%	(6)%	3%
Swine	296	332	(11)%	(5)%	(6)%
Poultry	240	267	(10)%	(5)%	(5)%
Fish	39	—	—	—	—
Other	38	37	3%	(3)%	6%
Total Livestock Revenue	$1,356	$1,405	(3)%	(5)%	2%

Companion Animal:
Horses	$75	$82	(9)%	(4)%	(5)%
Dogs and Cats	914	766	19%	(3)%	22%
Total Companion Animal Revenue	$989	$848	17%	(3)%	20%

* Calculation not meaningful.

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

16 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(a)
Total International	$602	$622	(3)%	(5)%	2%
Australia	42	41	2%	(8)%	10%
Brazil	60	67	(10)%	(16)%	6%
Canada	48	49	(2)%	(7)%	5%
China	42	29	45%	(4)%	49%
France	25	27	(7)%	2%	(9)%
Germany	32	31	3%	3%	—%
Italy	22	20	10%	5%	5%
Japan	31	26	19%	11%	8%
Mexico	20	18	11%	(9)%	20%
Spain	23	20	15%	4%	11%
United Kingdom	27	37	(27)%	(6)%	(21)%
Other Developed	75	78	(4)%	(3)%	(1)%
Other Emerging	155	179	(13)%	(8)%	(5)%

	Six Months		% Change
	2016	2015	Total	Foreign Exchange	Operational(a)
Total International	$1,169	$1,193	(2)%	(9)%	7%
Australia	77	69	12%	(10)%	22%
Brazil	106	131	(19)%	(26)%	7%
Canada	81	82	(1)%	(10)%	9%
China	80	64	25%	(5)%	30%
France	61	53	15%	(3)%	18%
Germany	61	59	3%	(3)%	6%
Italy	42	45	(7)%	(3)%	(4)%
Japan	62	52	19%	6%	13%
Mexico	39	36	8%	(17)%	25%
Spain	42	39	8%	(1)%	9%
United Kingdom	77	79	(3)%	(6)%	3%
Other Developed	143	143	—%	(5)%	5%
Other Emerging	298	341	(13)%	(11)%	(2)%
(a) Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

Certain amounts and percentages may reflect rounding adjustments.

17 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$594	$539	10%	—%	10%
Cost of Sales	134	127	6%	—%	6%
Gross Profit	460	412	12%	—%	12%
Gross Margin	77.4%	76.4%
Operating Expenses	100	93	8%	—%	8%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$360	$319	13%	—%	13%

International:
Revenue	$602	$622	(3)%	(5)%	2%
Cost of Sales	201	225	(11)%	(7)%	(4)%
Gross Profit	401	397	1%	(4)%	5%
Gross Margin	66.6%	63.8%
Operating Expenses	124	151	(18)%	(5)%	(13)%
Other (income)/deductions	1	4	(75)%	(13)%	(62)%
International Earnings	$276	$242	14%	(4)%	18%

Total Reportable Segments	$636	$561	13%	(2)%	15%

Other business activities(c)	(74)	(67)	10%
Reconciling Items:
Corporate(d)	(171)	(123)	39%
Purchase accounting adjustments(e)	(28)	(15)	87%
Acquisition-related costs(f)	(2)	(4)	(50)%
Certain significant items(g)	4	(319)	*
Other unallocated(h)	(33)	(60)	(45)%
Total Earnings(i)	$332	$(27)	*
* Calculation not meaningful.

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

18 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Six Months		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,176	$1,060	11%	—%	11%
Cost of Sales	265	252	5%	—%	5%
Gross Profit	911	808	13%	—%	13%
Gross Margin	77.5%	76.2%
Operating Expenses	192	174	10%	—%	10%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$719	$634	13%	—%	13%

International:
Revenue	$1,169	$1,193	(2)%	(9)%	7%
Cost of Sales	397	429	(7)%	(10)%	3%
Gross Profit	772	764	1%	(9)%	10%
Gross Margin	66.0%	64.0%
Operating Expenses	233	286	(19)%	(8)%	(11)%
Other (income)/deductions	3	6	(50)%	(31)%	(19)%
International Earnings	$536	$472	14%	(9)%	23%

Total Reportable Segments	$1,255	$1,106	13%	(5)%	18%

Other business activities(c)	(148)	(135)	10%
Reconciling Items:
Corporate(d)	(340)	(254)	34%
Purchase accounting adjustments(e)	(54)	(28)	93%
Acquisition-related costs(f)	(3)	(5)	(40)%
Certain significant items(g)	17	(360)	*
Other unallocated(h)	(63)	(121)	(48)%
Total Earnings(i)	$664	$203	*
* Calculation not meaningful.

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

19 |